EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Jeff Edwards Charles Schwab Phone: 415-667-1524

SCHWAB REPORTS THIRD QUARTER EARNINGS PER SHARE OF $.48 GAAP, $.51 ADJUSTED (1)
Core Net New Assets Total $42.7 Billion, Including a Record September of $20.0 Billion
Client Assets Total $4.40 Trillion, Up 17% Year-Over-Year

    SAN FRANCISCO, October 15, 2020 – The Charles Schwab Corporation announced today that its net income for the third quarter of 2020 was $698 million compared with $671 million for the second quarter of 2020, and $951 million for the third quarter of 2019. Net income for the nine months ended September 30, 2020 was $2.2 billion, compared with $2.9 billion for the year-earlier period. The company’s financial results for both the third quarter and first nine months of 2020 include certain acquisition and integration-related costs as well as the amortization of acquired intangibles, which together totaled $67 million and $203 million pre-tax, respectively. Unless otherwise noted, the results presented in this release exclude TD Ameritrade, which was acquired in October 2020.

The company’s financial presentations now include references to adjusted measures of expenses, net income, diluted earnings per common share, pre-tax profit margin, as well as return on tangible common equity (ROTCE), which are intended to help investors evaluate Schwab’s operating performance as well as facilitate a meaningful comparison of our current results to both historic and future periods.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
Financial Highlights	2020	2019	Change	2020	2019	Change

Net revenues (in millions)	$2,448	$2,711	(10)%	$7,515	$8,115	(7)%
Net income (in millions)
GAAP	$698	$951	(27)%	$2,164	$2,852	(24)%
Adjusted (1)	$749	$958	(22)%	$2,318	$2,873	(19)%
Diluted earnings per common share
GAAP	$.48	$.70	(31)%	$1.54	$2.05	(25)%
Adjusted (1)	$.51	$.70	(27)%	$1.66	$2.07	(20)%
Pre-tax profit margin
GAAP	36.3%	45.6%		37.6%	46.0%
Adjusted (1)	39.1%	46.0%		40.3%	46.4%
Return on average common
stockholders’ equity (annualized)	10%	20%		12%	20%
Return on tangible
common equity (annualized) (1)	12%	21%		14%	22%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) Further details on non-GAAP financial measures and a reconciliation of such measures to reported results are included on pages 11-12 of this release.

CEO Walt Bettinger said, “Following yet another quarter of strong business fundamentals, we find ourselves at a pivotal moment in Schwab’s history – one made possible by the groundwork we’ve been laying over the course of four-plus decades. As a result of our watershed acquisition of TD Ameritrade, which closed on October 6, 2020, we have created a company with tremendous reach – approximately $6 trillion in client assets and 28 million brokerage accounts – that will leverage the proud history of both firms by helping individual investors across every phase of their financial journey as well as support the independent advisors who serve them. Our singular focus on executing our ‘Through Clients’ Eyes’ strategy will guide us forward into this exciting next chapter, utilizing our scale to build upon our existing strengths and expertise as well as further expanding our broad array of investing, trading, and custodial services. I’m proud of the work both companies put in to get us to this point, and I’m honored to lead our combined team as we work together to make the most of the opportunities that lie ahead of us.”

“During the final months leading up to closing the acquisition, the all-weather business model we’ve created and our unwavering focus on clients’ needs helped to drive sustained momentum even as the COVID-19 pandemic and its effects continued to test us all in multiple ways.” Mr. Bettinger added, “Throughout the third quarter, the equity markets generally worked their way upwards while both short and long-term interest rates remained under pressure. Clients entrusted us with $51.2 billion in net new assets, despite seasonal tax outflows in July from a delayed tax filing deadline. In addition to an $8.5 billion inflow to our Advisor Services business related to closing the Wasmer Schroeder transaction, core net new assets totaled $42.7 billion, bringing year-to-date core net new assets to $162.5 billion, which represents a 5% annualized organic growth rate. New brokerage account formation was also healthy with 592 thousand new accounts opened during the quarter, and we ended the period with a record 14.4 million accounts, up 19% year-over-year. Our clients continued to be highly engaged with their investments – daily trades averaged 1.5 million in the third quarter, which is modestly down from the peak activity observed throughout the first half of the year, but still up 103% over last year’s third quarter. Against this backdrop, total client assets ended the quarter at $4.40 trillion, up 17%.”

Mr. Bettinger concluded, “2020 has been a year of advancing our strategic goals to drive scale, monetization, and segmentation in ways that benefit our clients. We continue to build upon our scale advantage via providing low cost, high-value products and services across multiple channels, including new digital capabilities like Schwab PlanTM, our web-based complementary personalized planning tool. In the first nine months of 2020, our website has supported nearly 6 million unique client logins, already surpassing 2019’s full-year total. While digital engagement is growing strongly, we also continue to recognize the importance of our broader branch network, including the offices operated by franchisees. We recently opened our 73rd independent branch, up from 64 a year ago, extending our in-person capabilities through community-based professionals at a time when many of our clients have shifted geographically due to the pandemic. Our recent acquisitions of Wasmer Schroeder and Motif will help us further diversify revenues by expanding the range of proprietary investment and advisory solutions we can offer. Within our Advisor Services business, Schwab Advisor Network® (SAN) reached a new milestone by crossing the $100 billion mark during the quarter. The referral program, which encompasses nearly 175 prescreened independent advisory firms nationwide, provides clients with access to a comprehensive and local approach to managing their unique financial needs and is one part of our commitment to offering a full suite of tailored advisory solutions. Approximately 50 thousand clients are currently in a SAN relationship, and program assets have grown at a 10% compound annual rate since 2010. Through all of this and a total of four closed acquisitions in 2020 – which also included USAA Investment Management client assets and of course, TD Ameritrade – our values, beliefs, and commitment to clients and stockholders remain firm. We will continue to adapt and evolve, maintaining trust and thoughtfully delivering products and solutions designed to meet our clients’ needs.”

CFO Peter Crawford commented, “Our third quarter results reflect our business’ strength and financial wherewithal to navigate the headwinds created by the current macroeconomic environment. Net interest revenue was helped by rising interest-earning asset levels, and rates stayed relatively within expectations throughout the quarter. The overall decline in both short- and long-term rates, however, driven by the Fed’s monetary policy easing, as well as the related acceleration of mortgage-backed security prepayment speeds within our bank investment portfolio, led to an 18% year-over-year decline to $1.3 billion. Asset management and administration fees increased 4% to $860 million as a result of rising balances in advisory solutions, which more than offset elevated levels of money market fund fee waivers. Trading volumes continued to show strength relative to prior years; trading revenue, however, declined 12% to $181 million due to our October 2019 pricing actions. All together, while total revenue declined 10% year-over-year to $2.4 billion, it was roughly flat sequentially. On the expense front, our total outlays rose to $1.6 billion, up 6% year-over-year; noteworthy contributors included $42 million in acquisition and integration-related costs and $25 million in amortization of acquired intangibles. Exclusive of these items (1), adjusted total expenses were up only 2% year-over-year, well within our expectations and particularly significant in a period when key drivers of our workload – transactions, new accounts, households – have been increasing dramatically. For example, successfully growing our client base and supporting elevated engagement has resulted in new-to-firm households and Retail call volumes reaching extraordinary levels, up 101% and 26%, respectively, from a year ago. We’ve therefore carefully expanded our staffing to help deliver the quality service our clients expect. Moderating expense growth under these circumstances demonstrates our ability to harness efficiencies through investing in our business and highlights the importance of our ongoing digital transformation efforts. Regardless of the environment, our resolve does not waver: we will continue to balance near-term profitability with the investments necessary to support current and future growth.”

Mr. Crawford concluded, “Through attentive capital management we’ve been able to sustain ongoing balance sheet expansion driven by our growing client base, the waning attractiveness of alternative vehicles for their cash, and some continued net equity selling as they manage their investment allocations. Total balance sheet assets grew 5% from month-end June to approximately $419 billion as of September 30th – up a substantial 43% from year-end 2019. Even amidst turbulent environments, we maintain our disciplined approach to balance sheet management, with considerable allocations to investment securities carrying a U.S. government or agency guarantee; currently 85%-90% of our bank’s investment portfolio is backed by such protection. The company’s preliminary Tier 1 leverage ratio was 5.7% at quarter end, remaining well above regulatory minimums; following the close of the TD Ameritrade transaction we continue to see a path back towards our long-term operating objective of 6.75%-7.00%. By focusing on the levers under our control in this environment, we were still able to produce a 36.3% pre-tax profit margin (39.1% on an adjusted basis) and 10% return on equity (12% ROTCE) (1). We don’t know how long current interest rate dynamics will persist. We believe that what endures, and ultimately drives our success, is our intense client focus and commitment to operating resilience. Coupling our strong business momentum with the added scale from TD Ameritrade will add to our competitive positioning and allow us to emerge from the shadow of current operating conditions even stronger than before.”

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to reported results are included on pages 11-12 of this release.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on The Charles Schwab Corporation’s recently completed acquisition of TD Ameritrade was posted on October 6, 2020.

Business Update
The company has scheduled a Fall Business Update for institutional investors on Thursday, October 29, 2020. The Update, which will be held via webcast, is scheduled to run from approximately 8:00 a.m. - 9:15 a.m. PT, 11:00 a.m. - 12:15 p.m. ET. In addition, this Update will include a discussion of TD Ameritrade’s financial results for the calendar quarter ending September 30th. Participants will include members of the company’s executive management. This Update will be accessible at https://www.schwabevents.com/corporation.

Forward-Looking Statements
This press release contains forward-looking statements relating to scale; investments to drive efficiency, scale and monetization, diversify revenues, and expand low cost, high-value products and services; all-weather business model; digital transformation; availability of and enrollment in advisory solutions; growth in the client base, accounts, and assets; expense growth; balancing near-term profitability with continued investment to support current and future growth; balance sheet management and expansion; Tier 1 Leverage Ratio operating objective; operating resilience; business momentum; and competitive positioning, that reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the risk that expected revenue, expense, operational and other synergies from recent acquisitions may not be fully realized or may take longer to realize than expected; the company’s ability to develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure, in a timely and successful manner; client use of the company’s advisory solutions and other products and services; general market conditions, including equity valuations, trading activity, the level of interest rates – which can impact money market fund fee waivers – and credit spreads; the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; competitive pressures on pricing, including deposit rates; the company’s ability to manage expenses; capital and liquidity needs and management; client cash allocations; client sensitivity to rates; the level of client assets, including cash balances; the company’s ability to monetize client assets; the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities to contain the spread of the virus and the economic impact; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 28 million active brokerage accounts, 2.0 million corporate retirement plan participants, 1.5 million banking accounts, and approximately $6 trillion in client assets*. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries, Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of TD Ameritrade Holding Corporation. TD Ameritrade Holding Corporation is a wholly owned subsidiary of The Charles Schwab Corporation. TD Ameritrade is a trademark jointly owned by TD Ameritrade IP Company, Inc. and The Toronto-Dominion Bank.

*Total client assets based on combined data for Schwab and TD Ameritrade as of August 31, 2020, using company reports; all other combined data as of June 30, 2020, calculated using Schwab’s methodology.

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net Revenues
Interest revenue	$1,432	$1,892	$4,626	$5,817
Interest expense	(89)	(261)	(322)	(896)
Net interest revenue	1,343	1,631	4,304	4,921
Asset management and administration fees	860	825	2,488	2,366
Trading revenue (1)	181	206	562	630
Other (1)	64	49	161	198
Total net revenues	2,448	2,711	7,515	8,115
Expenses Excluding Interest
Compensation and benefits	840	857	2,556	2,514
Professional services	194	168	574	516
Occupancy and equipment	155	144	449	408
Advertising and market development	66	71	203	217
Communications	73	63	226	187
Depreciation and amortization (2)	97	82	284	235
Amortization of acquired intangible assets (2)	25	6	43	20
Regulatory fees and assessments	36	30	106	92
Other	73	54	250	190
Total expenses excluding interest	1,559	1,475	4,691	4,379
Income before taxes on income	889	1,236	2,824	3,736
Taxes on income	191	285	660	884
Net Income	698	951	2,164	2,852
Preferred stock dividends and other	83	38	171	127
Net Income Available to Common Stockholders	$615	$913	$1,993	$2,725
Weighted-Average Common Shares Outstanding:
Basic	1,289	1,300	1,288	1,320
Diluted	1,294	1,308	1,294	1,329
Earnings Per Common Shares Outstanding:
Basic	$.48	$.70	$1.55	$2.06
Diluted	$.48	$.70	$1.54	$2.05

(1) Beginning in the first quarter of 2020, order flow revenue was reclassified from other revenue to trading revenue. Prior periods have been reclassified to reflect this change.
(2) Beginning in the third quarter of 2020, amortization of acquired intangible assets was reclassified from depreciation and amortization. Prior periods have been reclassified to reflect this change.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q3-20 % change		2020			2019
	vs.	vs.	Third	Second	First	Fourth	Third
(In millions, except per share amounts and as noted)	Q3-19	Q2-20	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	(18)%	(3)%	$1,343	$1,389	$1,572	$1,595	$1,631
Asset management and administration fees	4%	7%	860	801	827	845	825
Trading revenue (1)	(12)%	(6)%	181	193	188	122	206
Other (1)	31%	(4)%	64	67	30	44	49
Total net revenues	(10)%	—	2,448	2,450	2,617	2,606	2,711
Expenses Excluding Interest
Compensation and benefits	(2)%	3%	840	819	897	806	857
Professional services	15%	(2)%	194	198	182	186	168
Occupancy and equipment	8%	2%	155	152	142	151	144
Advertising and market development	(7)%	(6)%	66	70	67	90	71
Communications	16%	(6)%	73	78	75	66	63
Depreciation and amortization (2)	18%	—	97	97	90	87	82
Amortization of acquired intangible assets (2)	N/M	108%	25	12	6	7	6
Regulatory fees and assessments	20%	—	36	36	34	30	30
Other	35%	(27)%	73	100	77	71	54
Total expenses excluding interest	6%	—	1,559	1,562	1,570	1,494	1,475
Income before taxes on income	(28)%	—	889	888	1,047	1,112	1,236
Taxes on income	(33)%	(12)%	191	217	252	260	285
Net Income	(27)%	4%	$698	$671	$795	$852	$951
Preferred stock dividends and other	118%	66%	83	50	38	51	38
Net Income Available to Common Stockholders	(33)%	(1)%	$615	$621	$757	$801	$913
Earnings per common share:
Basic	(31)%	—	$.48	$.48	$.59	$.62	$.70
Diluted	(31)%	—	$.48	$.48	$.58	$.62	$.70
Dividends declared per common share	6%	—	$.18	$.18	$.18	$.17	$.17
Weighted-average common shares outstanding:
Basic	(1)%	—	1,289	1,288	1,287	1,284	1,300
Diluted	(1)%	—	1,294	1,294	1,294	1,293	1,308
Performance Measures
Pre-tax profit margin			36.3%	36.2%	40.0%	42.7%	45.6%
Return on average common stockholders’ equity (annualized) (3)			10%	10%	14%	17%	20%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	35%	(18)%	$27.5	$33.6	$68.5	$29.3	$20.3
Cash and investments segregated	83%	(11)%	29.6	33.2	34.3	20.5	16.2
Receivables from brokerage clients — net	20%	19%	25.4	21.4	19.0	21.8	21.1
Available for sale securities (4)	N/M	8%	303.8	281.2	221.2	61.4	56.5
Held to maturity securities (4)	(100)%	—	—	—	—	134.7	140.2
Bank loans — net	32%	7%	22.3	20.9	19.5	18.2	16.9
Total assets	50%	5%	419.4	400.5	370.8	294.0	279.0
Bank deposits	53%	6%	320.7	301.6	277.5	220.1	209.3
Payables to brokerage clients	46%	4%	52.0	50.1	49.3	39.2	35.6
Long-term debt	5%	(8)%	7.8	8.5	8.5	7.4	7.4
Stockholders’ equity	46%	2%	31.3	30.8	26.3	21.7	21.4
Other
Full-time equivalent employees (at quarter end, in thousands)	12%	1%	22.1	21.8	20.2	19.7	19.8
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	(36)%	(28)%	$122	$169	$250	$209	$190
Expenses excluding interest as a percentage of average client assets (annualized)			0.14%	0.16%	0.16%	0.15%	0.16%
Clients’ Daily Average Trades (DATs) (in thousands)	103%	(10)%	1,460	1,619	1,540	785	718
Number of Trading Days	1%	2%	64.0	63.0	62.0	63.0	63.5
Revenue Per Trade (5)	(57)%	3%	$1.94	$1.89	$1.97	$2.47	$4.52

(1) Beginning in the first quarter of 2020, order flow revenue was reclassified from other revenue to trading revenue. Prior periods have been reclassified to reflect this change.
(2) Beginning in the third quarter of 2020, amortization of acquired intangible assets was reclassified from depreciation and amortization. Prior periods have been reclassified to reflect this change.
(3) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(4) On January 1, 2020, the Company transferred all of its investment securities designated as held to maturity to the available for sale category, as described in Part I – Item 1 – Note 5 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.
(5) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.
N/M Not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2020			2019			2020			2019
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$32,628	$8	0.10%	$22,288	$123	2.16%	$40,410	$112	0.37%	$24,506	$432	2.33%
Cash and investments segregated	33,214	14	0.16%	16,140	92	2.25%	30,162	128	0.56%	14,771	264	2.36%
Broker-related receivables (1)	754	—	0.05%	216	2	2.34%	638	2	0.60%	225	4	2.21%
Receivables from brokerage clients	21,242	125	2.31%	19,438	205	4.13%	19,442	404	2.73%	19,279	636	4.35%
Available for sale securities (2,3)	276,081	1,103	1.59%	53,487	366	2.71%	236,204	3,434	1.93%	58,738	1,203	2.72%
Held to maturity securities (3)	—	—	—	136,880	906	2.63%	—	—	—	134,031	2,721	2.70%
Bank loans	21,668	134	2.46%	16,724	146	3.49%	20,248	411	2.70%	16,621	443	3.56%
Total interest-earning assets	385,587	1,384	1.43%	265,173	1,840	2.75%	347,104	4,491	1.72%	268,171	5,703	2.82%
Other interest revenue		48			52			135			114
Total interest-earning assets	$385,587	$1,432	1.47%	$265,173	$1,892	2.82%	$347,104	$4,626	1.77%	$268,171	$5,817	2.88%
Funding sources
Bank deposits	$310,685	$12	0.02%	$208,592	$166	0.32%	$275,860	$81	0.04%	$213,089	$616	0.39%
Payables to brokerage clients	40,169	1	0.01%	25,080	21	0.33%	36,001	10	0.04%	23,443	68	0.39%
Short-term borrowings (1)	5	—	0.12%	21	—	2.48%	16	—	0.29%	18	—	2.49%
Long-term debt	7,992	69	3.46%	7,425	67	3.58%	8,014	212	3.53%	7,122	192	3.59%
Total interest-bearing liabilities	358,851	82	0.09%	241,118	254	0.42%	319,891	303	0.13%	243,672	876	0.48%
Non-interest-bearing funding sources	26,736			24,055			27,213			24,499
Other interest expense		7			7			19			20
Total funding sources	$385,587	$89	0.09%	$265,173	$261	0.39%	$347,104	$322	0.13%	$268,171	$896	0.45%
Net interest revenue		$1,343	1.38%		$1,631	2.43%		$4,304	1.64%		$4,921	2.43%
(1) Interest revenue or expense was less than $500 thousand in the period or periods presented.
(2) Amounts have been calculated based on amortized cost.
(3) On January 1, 2020, the Company transferred all of its investment securities designated as held to maturity to the available for sale category, as described in Part I – Item 1 – Note 5 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2020			2019			2020			2019
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$199,822	$153	0.30%	$177,892	$133	0.30%	$205,544	$469	0.30%	$166,053	$378	0.30%
Fee waivers		(44)			—			(59)			—
Schwab money market funds	199,822	109	0.22%	177,892	133	0.30%	205,544	410	0.27%	166,053	378	0.30%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs)	306,899	75	0.10%	274,005	75	0.11%	290,759	219	0.10%	260,034	219	0.11%
Mutual Fund OneSource® and other non- transaction fee funds	197,809	154	0.31%	192,409	153	0.32%	187,153	436	0.31%	190,847	452	0.32%
Other third-party mutual funds and ETFs (1)	469,822	85	0.07%	486,285	84	0.07%	446,007	235	0.07%	469,901	238	0.07%
Total mutual funds, ETFs, and CTFs (2)	$1,174,352	423	0.14%	$1,130,591	445	0.16%	$1,129,463	1,300	0.15%	$1,086,835	1,287	0.16%
Advice solutions (2)
Fee-based	$307,983	373	0.48%	$251,591	305	0.48%	$277,297	999	0.48%	$241,678	878	0.49%
Non-fee-based	73,850	—	—	71,195	—	—	71,438	—	—	69,136	—	—
Total advice solutions	$381,833	373	0.39%	$322,786	305	0.37%	$348,735	999	0.38%	$310,814	878	0.38%
Other balance-based fees (3)	443,929	51	0.05%	421,241	56	0.05%	428,191	150	0.05%	407,762	162	0.05%
Other (4)		13			19			39			39
Total asset management and administration fees		$860			$825			$2,488			$2,366
(1) Beginning in the fourth quarter of 2019, Schwab ETF OneSourceTM was discontinued as a result of the elimination of online trading commissions for U.S. and Canadian-listed ETFs.
(2) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private ClientTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Portfolios PremiumTM; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(3) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q3-20 % Change		2020			2019
	vs.	vs.	Third	Second	First	Fourth	Third
(In billions, at quarter end, except as noted)	Q3-19	Q2-20	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	52%	6%	$370.3	$349.2	$324.4	$256.7	$242.9
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	2%	(10)%	190.3	211.6	203.7	200.8	187.0
Equity and bond funds and CTFs (2)	12%	7%	125.5	117.0	99.1	122.5	112.4
Total proprietary mutual funds and CTFs	5%	(4)%	315.8	328.6	302.8	323.3	299.4
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other non-transaction fee funds	5%	5%	203.6	193.0	161.6	202.1	194.7
Mutual fund clearing services	16%	5%	228.4	217.3	180.8	217.4	197.2
Other third-party mutual funds	9%	6%	848.1	796.5	676.2	824.5	776.8
Total Mutual Fund Marketplace	10%	6%	1,280.1	1,206.8	1,018.6	1,244.0	1,168.7
Total mutual fund assets	9%	4%	1,595.9	1,535.4	1,321.4	1,567.3	1,468.1
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	12%	8%	168.9	156.3	136.5	163.8	150.8
Schwab ETF OneSource™ (3,4)	N/M	N/M	—	—	—	—	94.1
Other third-party ETFs (4)	59%	10%	512.6	468.0	382.5	457.0	321.6
Total ETF assets	20%	9%	681.5	624.3	519.0	620.8	566.5
Equity and other securities	23%	11%	1,453.2	1,305.8	1,035.5	1,286.4	1,178.0
Fixed income securities	(4)%	1%	318.0	314.8	313.8	327.1	332.3
Margin loans outstanding	22%	22%	(23.6)	(19.4)	(17.2)	(19.5)	(19.4)
Total client assets	17%	7%	$4,395.3	$4,110.1	$3,496.9	$4,038.8	$3,768.4
Client assets by business
Investor Services	20%	7%	$2,377.7	$2,223.5	$1,846.8	$2,131.0	$1,978.7
Advisor Services	13%	7%	2,017.6	1,886.6	1,650.1	1,907.8	1,789.7
Total client assets	17%	7%	$4,395.3	$4,110.1	$3,496.9	$4,038.8	$3,768.4
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	(26)%	(83)%	$18.9	$113.0	$35.3	$43.1	$25.4
Advisor Services (6)	4%	32%	32.3	24.4	37.9	34.2	31.2
Total net new assets	(10)%	(63)%	$51.2	$137.4	$73.2	$77.3	$56.6
Net market gains (losses)	N/M	(51)%	234.0	475.8	(615.1)	193.1	9.4
Net growth (decline)	N/M	(53)%	$285.2	$613.2	$(541.9)	$270.4	$66.0
New brokerage accounts (in thousands, for the quarter ended) (7)	63%	(64)%	592	1,652	609	433	363
Client accounts (in thousands)
Active brokerage accounts	19%	2%	14,393	14,107	12,736	12,333	12,118
Banking accounts	9%	2%	1,486	1,463	1,426	1,390	1,361
Corporate retirement plan participants	—	—	1,722	1,716	1,721	1,748	1,718

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of September 30, 2020, off-platform equity and bond funds, CTFs, and ETFs were $14.8 billion, $5.1 billion, and $51.3 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) Beginning in the fourth quarter of 2019, Schwab ETF OneSource™ was discontinued. These assets are now included with other third-party ETFs.
(5) Second quarter of 2020 includes inflows of $79.9 billion related to the acquisition of the assets of USAA’s Investment Management Company and $10.9 billion from a mutual fund clearing services client. Fourth quarter of 2019 includes an inflow of $11.1 billion from a mutual fund clearing services client.
(6) Third quarter of 2020 includes an inflow of $8.5 billion related to the acquisition of Wasmer, Schroeder & Company, LLC.
(7) Second quarter of 2020 includes 1.1 million new brokerage accounts related to the acquisition of the assets of USAA’s Investment Management Company.
N/M Not meaningful.

The Charles Schwab Corporation Monthly Activity Report For September 2020

	2019				2020									Change
	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	26,917	27,046	28,051	28,538	28,256	25,409	21,917	24,346	25,383	25,813	26,428	28,430	27,782	(2)%	3%
Nasdaq Composite	7,999	8,292	8,665	8,973	9,151	8,567	7,700	8,890	9,490	10,059	10,745	11,775	11,168	(5)%	40%
Standard & Poor’s 500	2,977	3,038	3,141	3,231	3,226	2,954	2,585	2,912	3,044	3,100	3,271	3,500	3,363	(4)%	13%
Client Assets (in billions of dollars)
Beginning Client Assets	3,716.5	3,768.4	3,854.6	3,942.2	4,038.8	4,051.6	3,862.8	3,496.9	3,778.3	4,009.0	4,110.1	4,278.0	4,489.7
Net New Assets (1)	17.4	35.2	12.0	30.1	20.9	24.4	27.9	15.3	97.5	24.6	11.2	20.0	20.0	—	15%
Net Market Gains (Losses)	34.5	51.0	75.6	66.5	(8.1)	(213.2)	(393.8)	266.1	133.2	76.5	156.7	191.7	(114.4)
Total Client Assets (at month end)	3,768.4	3,854.6	3,942.2	4,038.8	4,051.6	3,862.8	3,496.9	3,778.3	4,009.0	4,110.1	4,278.0	4,489.7	4,395.3	(2)%	17%
Core Net New Assets (2)	17.4	24.1	12.0	30.1	20.9	24.4	27.9	15.3	17.6	13.7	2.7	20.0	20.0	—	15%
Receiving Ongoing Advisory Services (at month end)
Investor Services	318.5	324.6	330.8	337.1	336.8	323.2	291.5	309.9	339.8	345.2	355.6	366.8	361.2	(2)%	13%
Advisor Services (3)	1,659.4	1,691.6	1,728.2	1,769.7	1,773.2	1,694.0	1,531.3	1,647.9	1,711.7	1,747.5	1,818.5	1,900.5	1,870.1	(2)%	13%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	12,118	12,189	12,247	12,333	12,431	12,521	12,736	12,866	14,007	14,107	14,220	14,311	14,393	1%	19%
Banking Accounts	1,361	1,374	1,384	1,390	1,403	1,411	1,426	1,439	1,448	1,463	1,480	1,493	1,486	—	9%
Corporate Retirement Plan Participants	1,718	1,735	1,743	1,748	1,732	1,726	1,721	1,696	1,714	1,716	1,712	1,715	1,722	—	—
Client Activity
New Brokerage Accounts (in thousands) (4)	108	142	127	164	167	159	283	201	1,250	201	206	202	184	(9)%	70%
Inbound Calls (in thousands)	1,570	1,771	1,605	1,884	1,947	1,831	2,366	1,824	1,736	2,128	2,105	2,025	1,811	(11)%	15%
Web Logins (in thousands)	63,530	72,547	66,394	69,733	77,716	76,941	97,523	92,491	93,803	106,720	103,474	104,468	91,110	(13)%	43%
Client Cash as a Percentage of Client Assets (5)	11.4%	11.3%	11.3%	11.3%	11.3%	12.0%	15.1%	14.3%	14.0%	13.6%	13.0%	12.5%	12.8%	30 bp	140 bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (6,7) (in millions of dollars)
Large Capitalization Stock	23	900	1,406	991	845	(178)	984	(693)	(768)	(1,254)	(2,536)	(1,422)	(1,360)
Small / Mid Capitalization Stock	(212)	(458)	73	201	(314)	(531)	(954)	151	(401)	(1,063)	(1,476)	(441)	(497)
International	(355)	340	735	993	1,360	132	(2,116)	(2,207)	(1,953)	(1,580)	(773)	230	370
Specialized	583	618	484	455	762	397	333	2,059	1,512	1,020	1,505	906	115
Hybrid	(372)	(202)	(290)	(96)	615	(257)	(4,790)	(860)	(518)	(97)	(769)	(124)	(12)
Taxable Bond	2,935	2,813	2,274	4,710	5,714	3,830	(23,142)	1,642	5,469	9,215	7,314	7,680	5,734
Tax-Free Bond	593	809	860	1,255	1,481	1,066	(5,229)	(242)	805	1,710	1,297	1,648	1,123
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (6)	(573)	(473)	(761)	1,097	2,684	(565)	(34,382)	(3,863)	(564)	1,768	(147)	2,568	757
Exchange-Traded Funds (7)	3,768	5,293	6,303	7,412	7,779	5,024	(532)	3,713	4,710	6,183	4,709	5,909	4,716
Money Market Funds	5,833	7,059	4,768	1,515	1,911	1,312	(1,233)	8,465	4,833	(5,673)	(9,039)	(5,614)	(6,627)
Average Interest-Earning Assets (8)
(in millions of dollars)	266,430	266,089	268,254	274,911	279,437	278,966	317,850	353,018	361,814	373,986	379,521	384,690	392,784	2%	47%
(1) July 2020 includes an inflow of $8.5 billion related to the acquisition of Wasmer, Schroeder & Company, LLC. June 2020 includes an inflow of $10.9 billion from a mutual fund clearing services client. May 2020 includes inflows of $79.9 billion related to the acquisition of the assets of USAA’s Investment Management Company. October 2019 includes an inflow of $11.1 billion from a mutual fund clearing services client.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) May 2020 includes 1.1 million new brokerage accounts related to the acquisition of the assets of USAA’s Investment Management Company.
(5) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(6) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(7) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(8) Represents average total interest-earning assets on the company’s balance sheet.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)

In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s third quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Management and Investors
Acquisition and integration-related costs and amortization of acquired intangible assets	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s business acquisitions, amortization of acquired intangible assets, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs and amortization of acquired intangible assets for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and may be useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Acquisition and integration-related costs fluctuate based on the timing of acquisitions and integration activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s on-going business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.

The following tables present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$1,559	$698	$1,475	$951	$4,691	$2,164	$4,379	$2,852
Acquisition and integration-related costs (1)	(42)	42	(4)	4	(160)	160	(8)	8
Amortization of acquired intangible assets	(25)	25	(6)	6	(43)	43	(20)	20
Income tax effects (2)	N/A	(16)	N/A	(3)	N/A	(49)	N/A	(7)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$1,492	$749	$1,465	$958	$4,488	$2,318	$4,351	$2,873
(1) Acquisition and integration-related costs are primarily included in professional services, compensation and benefits, and other expense.
(2) The income tax effect of the non-GAAP adjustments is determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and is used to present the acquisition and integration-related costs and amortization of acquired intangible assets on an after-tax basis.
N/A Not applicable.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$889	36.3%	$1,236	45.6%	$2,824	37.6%	$3,736	46.0%
Acquisition and integration-related costs	42	1.7%	4	0.1%	160	2.1%	8	0.1%
Amortization of acquired intangible assets	25	1.1%	6	0.3%	43	0.6%	20	0.3%
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$956	39.1%	$1,246	46.0%	$3,027	40.3%	$3,764	46.4%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$615	$.48	$913	$.70	$1,993	$1.54	$2,725	$2.05
Acquisition and integration-related costs	42.03		4	—	160.12		8.01
Amortization of acquired intangible assets	25.02		6	—	43.03		20.02
Income tax effects	(16)	(.02)	(3)	—	(49)	(.03)	(7)	(.01)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$666	$.51	$920	$.70	$2,147	$1.66	$2,746	$2.07

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Return on average common stockholders' equity (GAAP)	10%	20%	12%	20%
Average common stockholders' equity	$25,810	$18,544	$22,511	$18,219
Less: Average goodwill	(1,735)	(1,227)	(1,482)	(1,227)
Less: Average acquired intangible assets — net	(1,268)	(137)	(693)	(143)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	67	67	67	67
Average tangible common equity	$22,874	$17,247	$20,403	$16,916
Adjusted net income available to common stockholders (1)	$666	$920	$2,147	$2,746
Return on tangible common equity (non-GAAP)	12%	21%	14%	22%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).